Results of Shareholder Meeting (Unaudited)
At a special meeting of shareholders of International Strategic Growth Fund, which was held on October 19, 2001, the following actions were taken:

Item 1. To elect a Board of Trustees.
                                                   Number of Shares

Nominee                                 Affirmative             Withhold
Jeffrey L. Shames                       123,870.447               0.000
John W. Ballen                          123,870.447               0.000
Lawrence H. Cohn                        123,870.447               0.000
J. David Gibbons                        123,870.447               0.000
William R. Gutow                        123,870.447               0.000
J. Atwood Ives                          123,870.447               0.000
Abby M. O'Neill                         123,870.447               0.000
Lawrence T. Perera                      123,870.447               0.000
William J. Poorvu                       123,870.447               0.000
Arnold D. Scott                         123,870.447               0.000
J. Dale Sherratt                        123,870.447               0.000
Elaine R. Smith                         123,870.447               0.000
Ward Smith                              123,870.447               0.000

Item 2. To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.

                                    Number of Shares

Affirmative                         123,306.518
Against                                 563.929
Abstain                                   0.000

Item 3. To amend, remove or add certain fundamental investment policies.

                                    Number of Shares

Affirmative                         123,870.447
Against                                   0.000
Abstain                                   0.000

Item 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.

                                    Number of Shares

Affirmative                         123,306.518
Against                                 563.929
Abstain                                   0.000

Item 5. To ratify the selection of Ernst & Young LLP as the independent public accountants to be employed by the fund for the fiscal year ending September 30, 2002.

                                    Number of Shares

Affirmative                         123,870.447
Against                                   0.000
Abstain                                   0.000